SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Allied Defense Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

THE ALLIED DEFENSE GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 17, 2005
       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Friday, June 17, 2005, at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, at 10:00 a.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To consider and act upon a proposal to amend the 2001 Equity Incentive Plan, as amended, to increase the number of shares available thereunder by 250,000 shares.

3. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.
      Only stockholders of record at the close of business on April 22, 2005 are entitled to notice of and to vote at the meeting.
      A copy of the Annual Report of The Allied Defense Group, Inc. for 2004 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.
      All Stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

By Order of the Board of Directors,

John G. Meyer, Jr.,
President
and Chief Executive Officer
May 12, 2005

THE ALLIED DEFENSE GROUP, INC.
8000 Towers Crescent Drive, Suite 260
Vienna, Virginia 22182
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 17, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at The Tower Club, 17th Floor, 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Friday, June 17, 2005, at 10:00 a.m., local time, or any adjournment thereof (the “annual meeting”).
      The record date for determination of the stockholders entitled to vote at the annual meeting is April 22, 2005 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the annual meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.
      In accordance with the laws of the State of Delaware and the Company’s charter and bylaws, a majority of the outstanding shares of common stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of the election of directors. An abstention will be counted as a vote against the approval of any other matter to come before the meeting. Broker non-votes will not be counted for any other matter scheduled to come before the meeting.
      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has also retained Georgeson Shareholder Communications, Inc. to aid in the solicitation at an estimated cost of $5,000 plus out-of-pocket expenses.
      The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is May 12, 2005.
Voting Securities and Principal Stockholders
      On April 22, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, 5,629,530 shares of common stock of the Company were outstanding. Common stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of common stock owned on all matters to come before the annual meeting.

      The following table sets forth information with respect to the shares of the Company’s common stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such common stock based upon the most recent filings made by the undersigned with the Securities and Exchange Commission:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	FMR Corp.(2)	503,788	8.2%
	82 Devonshire Street	Owned directly
	Boston, MA 02109
Common	Dimensional Fund Advisors, Inc. (3)	475,030	7.7%
	1299 Ocean Ave., 11th Floor	Owned directly
	Santa Monica, CA 90401
Common	Loeb Partners Corporation(4)	363,773	5.9%
	61 Broadway	Owned directly
	New York, New York 10006
Common	Aegis Financial Corporation(5)	313,475	5.1%
	1100 North Glebe Road, Suite 1040	Owned directly
	Arlington, Virginia 22201
Common	Tamarack Enterprise Fund(6)	302,900	4.9%
	100 Fifth Street, Suite 2300	Owned directly
	Minneapolis, MN 55402
Common	Heartland Advisors, Inc.(7)	300,000	4.9%
	789 North Water Street	Owned directly
	Milwaukee, Wisconsin 53202

(1)	Based upon 5,629,530 shares of common stock outstanding plus 514,766 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 19,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrants.

(2)	FMR Corp. and its wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”), Eric D. Roiter, Edward C. Johnson, 3rd and Abigail P. Johnson, jointly filed an amended Schedule 13G with the SEC on February 14, 2005.

(3)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, filed an amended Schedule 13G with the SEC on February 9, 2005.

(4)	Loeb Partners Corporation, Loeb Arbitrage Fund, Loeb Offshore Fund Ltd., Loeb Marathon Fund, LP and Loeb Marathon Offshore Fund Ltd. jointly filed an amended Schedule 13D with the SEC on April 13, 2005.

(5)	Aegis Financial Corporation, William S. Berno, Paul Gamble and Scott L. Barbee jointly filed an amendment to its Schedule 13G with the SEC on February 14, 2005.

(6)	Tamarack Enterprise Fund filed a Schedule 13G with the SEC on February 10, 2005. Babson Capital Management, LLC has investment authority with respect to these shares and Wells Fargo & Company has voting authority with respect to these shares.

(7)	Heartland Advisors, Inc. and William J. Nasgovitz filed an amended Schedule 13G with the SEC on January 13, 2005.

     The following information is furnished as of April 1, 2005, with respect to the beneficial ownership by management of the Company’s common stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	J. H. Binford Peay, III	252,034(2) Owned directly	4.1%

Common	John G. Meyer, Jr.	121,025(3) Owned directly	2.0%

Common	Harry H. Warner	44,575(4) Owned directly	*

Common	Clifford C. Christ	41,003(5) Owned directly	*

Common	J. R. Sculley	70,817(4) Owned directly	1.1%

Common	Ronald H. Griffith	28,577(5) Owned directly	*

Common	Gilbert F. Decker	17,003(6) Owned directly	*

Common	All executive officers and directors as a group(10)	650,040(7) Owned directly	10.5%

(1)	Based upon 5,629,530 shares of common stock outstanding plus 514,766 shares which may be acquired within sixty (60) days pursuant to outstanding stock options plus 19,000 shares which may be issued within sixty (60) days pursuant to a convertible debenture and stock purchase warrants.

(2)	Includes stock options for 213,000 shares which may be exercised within sixty (60) days.

(3)	Includes stock options for 108,000 shares which may be exercised within sixty (60) days.

(4)	Includes stock options for 19,500 shares which may be exercised within sixty (60) days and 2,003 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(5)	Includes stock options for 13,000 shares which may be exercised within sixty (60) days and 2003 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(6)	Includes stock options for 19,500 shares which may be exercised within sixty (60) days and 2,003 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(7)	Includes stock options for 476,766 shares which may be exercised within sixty (60) days.

*	Less than 1%

PROPOSAL ONE: ELECTION OF DIRECTORS
      Seven (7) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election, the seven (7) existing members of the Board of Directors. The accompanying proxy will be voted for the election of all of the persons named below as nominees unless the stockholder otherwise specifies in the proxy. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any of the nominees should become unavailable, the persons named in the proxy or their substitutes shall be entitled to vote for one or more substitutes to be designated by the Board of Directors.
      J. R. Sculley joined the Board of Directors in 1991; Clifford C. Christ joined the Board of Directors in April, 1993; Harry H. Warner joined the Board of Directors in January, 1996; J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; Gilbert F. Decker joined the board in June, 2002; and John G. Meyer, Jr. joined the Board of Directors in January, 2003.
      The Board of Directors has determined that a majority of its members are “independent” in accordance with the rules of the AMEX.
      The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

J. H. Binford Peay, III	2000	65	Superintendent of the Virginia Military Institute since June 2003; Chairman of the Board since January 2001; Chief Executive Officer from January 2001 — June 2003; formerly, Commander in Chief, United States Central Command, Vice Chief of Staff of the United States Army and a consultant; Also a director of United Defense Industries, Inc. and a Trustee of the National Defense University
John G. Meyer, Jr.	2003	60	Chief Executive Officer since June 2003; President since January 2003; Chief Operating Officer from January 2001 — May 2003; Executive Vice President from January 2001 — January 2003; retired from United States Army having served as its most senior Public Affairs Officer
Clifford C. Christ	1993	57	President and Chief Executive Officer of NavCom Defense Electronics, Inc., a defense electronics company, since 1988
Harry H. Warner	1996	69	President of the George C. Marshall Foundation; formerly a self-employed financial consultant, investor and real estate developer; Also a director of Chesapeake Corporation and Virginia Management Investment Corporation
Ronald H. Griffith	2000	66	Executive Vice President and Chief Operating Officer of MPRI, Inc., a professional services company, since 1998; formerly, Vice Chief of Staff of the United States Army
Gilbert F. Decker	2002	67	Consultant to defense and aerospace companies; formerly Executive Vice President of Engineering and Production of Walt Disney Imagineering and an Assistant Secretary of the Army for Research, Development and Acquisitions; Also a director of Alliant Techsystems, Inc. and Anteon International Corporation

      The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
Vote Required
      Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders may not cumulate votes in the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL TWO: PROPOSAL TO APPROVE AMENDMENT TO
2001 EQUITY INCENTIVE PLAN, AS AMENDED
General
      The 2001 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors on January 11, 2001 and approved by the stockholders in early June, 2001. The Plan originally made available up to 240,000 shares of common stock for awards to employees of the Company and its subsidiaries and to directors of the Company. In each of 2002 and 2003, the Board of Directors and the stockholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 250,000 shares. The 2003 amendment also expressly prohibited option repricings. The Plan was not further amended in 2004.
      The Board of Directors recommends that the stockholders further amend the Plan to increase the number of shares available for issuance under the Plan by an additional 250,000 shares.
      The Plan plays an important role in the Company’s efforts to attract and retain employees/directors of outstanding ability, and to align the interests of employees and directors with those of the stockholders through increased ownership of the Company. In order to continue to provide the appropriate equity incentives to employees and directors, the Board of Directors has approved an increase in the number of reserved shares, subject to stockholder approval.
      The Plan was adopted in 2001. Option grants were issued to the members of a new management team in early 2001 and in early 2002 in order to align the interests of such members with those of the stockholders. Since early 2002, awards to executive officers under the Plan generally have been limited to options granted upon hiring a new management team member or upon a substantial promotion of a management team member. The Plan has also been used to provide the equity component of the outside directors’ compensation. Initially this consisted of annual stock option grants to the outside directors. Commencing in 2004, the equity component of the outside directors’ compensation was amended to provide for annual stock grants.
      The Compensation Committee has engaged an outside consultant to review the compensation practices of the Company with respect to its executive management as well as the Presidents/ General Managers of its subsidiaries. In its initial report to the Compensation Committee, the outside consultant has recommended that the Company substitute a long term incentive performance plan for periodic option/stock grants in its executive compensation package. The plan initially proposed by the consultant would award shares of common stock to key management personnel if the Company achieved certain performance thresholds over multiple year performance periods. The outside consultant also has recommended that the Compensation Committee consider providing that a portion of the annual bonus payable to key management personnel be payable in restricted shares of the Company’s common stock.
      The Compensation Committee is in the process of reviewing these recommendations and anticipates finalizing an appropriate plan(s) in the near future. The Plan currently has only 82,052 shares remaining for issuance. Inasmuch as the plan(s) under consideration by the Compensation Committee could require stock issuances, the Company is requesting approval to increase the maximum number of shares issuable under the Plan by 250,000 shares.
      The following description of the Plan summarizes the material features of the Plan:
Purpose
      The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to employees and directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in stockholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

Administration
      The Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the employees and directors to whom awards shall be made.
      Each award under the Plan is made pursuant to a written agreement between the Company and the recipient of the award (the “Agreement”). In administering the Plan, the Compensation Committee has the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which awards may be made and exercised and to determine terms and provisions of each Agreement.
      The Board may terminate, amend or modify the Plan from time to time in any respect without stockholder approval, unless the particular amendment or modification requires stockholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), or the rules and regulations of the exchange or system on which the common stock is listed or reported or pursuant to any other applicable laws, rules or regulations. Currently the Code regulations governing ISOs (as herein defined) require stockholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.
      The Plan will expire on December 31, 2010, unless sooner terminated by the Board.
Eligible Participants
      All employees of the Company and its affiliates are eligible to participate in the Plan. For purposes of the Plan, “affiliates” include any entity that is a 20% or greater owned subsidiary of the Company.
Types of Awards
      The Plan allows the Committee to grant awards of stock options, stock appreciation rights, restricted stock, performance shares, performance units, bonus awards and/or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. Stock options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (an “ISO”) or nonqualified stock options (a “NQSO”). Awards under the Plan are not transferable, except by will or the laws of descent and distribution and certain transfers to a participant’s family members or other persons or entities approved by the Committee, subject to certain limitations.
Stock Options
      The Committee has adopted certain rules with respect to the grant of stock options under the Plan. These rules are summarized below.
      Exercise Price — The Committee determines the exercise price of a stock option at the time the option is awarded. The price may not be less than 100% of the fair market value of the stock covered by the option on the date of grant. Upon exercise, the price must be paid in cash or by the surrender, at the fair market value on the date of exercise, of shares of Company common stock, or by any combination of cash and shares.
      Term and Vesting of Options — Subject to earlier termination, as described below, an option granted under the plan expires at a certain date specified by the Committee (not more than ten (10) years after the date of grant). The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable, provided that the participant is employed by the Company or an affiliate on each vesting date or on a date no more than three (3) months prior to such vesting date. Special rules apply to the vesting and exercisability of options upon the death or disability of a participant. In addition, specific limitations apply to ISOs for maximum term and maximum period of exercise following termination of employment in order to comply with Section 422 of the Code.
      Option Repricings — The Plan expressly prohibits the repricing of stock options.

Stock Appreciation Rights
      The Committee has also adopted rules specifically with respect to the grant of stock appreciation rights, commonly referred to as SARs, under the Plan.
      Granting and Terms of SARS — SARs may be granted under the Plan on a free-standing basis, without regard to the grant of a stock option, or on a tandem basis, related to the grant of an underlying stock option. SARs granted on a free-standing basis may be awarded for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with the comparable terms applicable to the grant of stock options under the Plan. SARs granted on a tandem basis are subject to the same terms and conditions as the related stock option, and are exercisable only to the extent the option is exercisable. The exercise of a tandem SAR results in the surrender of a number of shares of the underlying option equal to the number of SAR shares exercised. The SARs entitle the holder to receive payment having an aggregate value equal to the product of (1) the excess, if any, of the fair market value on the exercise date of one share over the base price per share, times (2) the number of shares called for by the SAR or portion thereof that is exercised. The Committee determines whether payment upon exercise of the SAR is made in cash, shares or a combination of cash and shares.
Other Awards
      In addition to stock options and SARs, the Plan allows the Committee to provide awards of restricted stock, performance shares, performance units, bonus, shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan. While the Committee has not adopted special rules for these types of awards, it retains the right to grants these awards.
Shares Subject to the Plan
      Up to 740,000 shares of common stock may be issued under the Plan as currently in effect. Through March 31, 2005, approximately 542,262 shares have been issued, or reserved for future issuance, under the Plan. The Board has amended the Plan to increase the number of shares issuable under the Plan by an additional 250,000 shares. Except as set forth below, shares of common stock issued in connection with the exercise of, or as other payment for, an award will be charged against the total number of shares issuable under the Plan. If any award granted terminates, expires or lapses for any reason other than as a result of being exercised, common stock subject to such award will be available for further awards to participants.
Adjustments
      Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc. may directly affect the number of outstanding shares and/or the value of the outstanding common stock. If such transactions occur, the Committee may adjust the number of shares which may be granted under the Plan, as well as the limits on individual awards. The Committee or the Board may adjust the number of shares and the exercise price under outstanding options, and the performance goals of any options or awards, and may take other adjustments which are thought appropriate to protect the value of the award to the recipient.
Change in Control
      In order to maintain all the participants’ rights in the event of a change in control of the Company (that term being defined under the Plan), the Committee, as constituted before such change in control, in its sole discretion, may, as to any outstanding award either at the time an award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any award by the Company, upon the participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Certain Federal Income Tax Consequences
      Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such options or the issuance of shares upon exercise thereof.
      However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the option to qualify as an ISO upon the optionee’s death, the optionee must have been employed at the Company for at least three months before his or her death.
      To the extent the aggregate fair market value (determined at the time the options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in any calendar year exceeds $100,000 the options will be treated as options which are not ISOs, and the optionee will be taxed upon exercise of those excess options in the same manner as on the exercise of NQSO, as described below.
      Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the option was granted or within one year after the shares were transferred pursuant to the exercise of the option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise. If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the employer corporation will be entitled to a deduction of the same amount.
      The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of “tax preference” for purposes of determining alternative minimum taxable income.
      Non-qualified Options. A participant will generally not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.
      If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture.
      In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

      Other Awards. The current federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following:

•	stock appreciation rights are subject to ordinary income tax at the time of exercise;

•	restricted stock subject to a substantial risk of forfeiture results in income recognition by the participant of the excess of the fair market value of the shares covered by the award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and

•	stock awards, performance shares, performance units and bonus shares are generally subject to ordinary income tax at the time of payment.
      In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
      Section 162(m). Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Stock options, warrants and SARS that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation.
      General. The rules governing the tax treatment of awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.
      Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.
Effective Date
      If approved by the stockholders, the amendment to the Plan will be treated as effective as of March 8, 2005, the date of the Board of Directors’ approval.
Vote Required
      The affirmative vote of the holders of a majority of the common stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the amendment to the Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL
OF THE AMENDMENT TO THE PLAN

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
      Grant Thornton LLP was the Company’s independent registered public accounting firm for the year 2004. The Company has been advised that representatives of Grant Thornton LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
      The Audit Committee is currently evaluating the selection of the Company’s independent registered public accounting firm for 2005.
Principal Accounting Fees For Fiscal 2004
      The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided for 2004 and 2003:

	2004	2003

Audit fees	$1,118,290	$280,300
Audit-related fees	$0	$3,255
Tax fees	$40,550	$51,800
All other fees	$0	$3,474

Total	$1,158,840	$338,829

      Audit fees include work in connection with quarterly reviews.
      Additional audit and other service fees of approximately $165,000 were billed to the Company’s foreign subsidiaries by other auditors for audit related services primarily involving statutory audits required by the laws of Belgium for 2004 and 2003.
      The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton LLP’s independence.
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

BOARD AND COMMITTEE INFORMATION
General
      During calendar year 2004, there were four (4) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.
      The Audit Committee is currently comprised of Messrs. Christ, Warner, Griffith and Decker. Among its functions, the Audit Committee (i) recommends the selection of the Company’s independent public accountants, (ii) reviews the scope of the independent public accountants’ audit activity, (iii) reviews the financial statements which are the subject of the independent public accountants’ certification, and (iv) reviews the adequacy of the Company’s basic accounting and internal control systems. Each of the Audit Committee members satisfy the independence requirements and other established criteria of the AMEX and the Securities and Exchange Commission. The Board of Directors has determined that each of Clifford C. Christ, Gilbert F. Decker and Harry W. Warner qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and is financially sophisticated as defined by AMEX rules.
      The Compensation Committee is currently comprised of Messrs. Warner, Griffith and Decker. The Compensation Committee establishes the Company’s executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries. The Compensation Committee Charter is available on the Company’s website at www.allieddefensegroup.com.
      The Nominating Committee is currently comprised of Messrs. Griffith and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors. The Nominating Committee Charter is available on the Company’s website at www.allieddefensegroup.com. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Board of Directors first evaluates the current members of the Board willing to continue in service. The Committee evaluates performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate. Among other factors, the Nominating Committee considers a candidate’s business experience and skills, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its shareholders which are received no later than December 31 prior to any annual meeting, including confirmation of the candidate’s consent to serve as a director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s proxy statement if the candidate was nominated. Candidates recommended by shareholders will be evaluated on the same basis as other candidates.
      The Ethics and Governance Committee is currently comprised of Messrs. Sculley, Warner and Griffith. The Ethics and Governance Committee is responsible for evaluating the Company’s adherence to accepted standards of ethics and governance. The Ethics and Governance Committee Charter is available on the Company’s website at www.allieddefensegroup.com.
      The Audit Committee had six (6) meetings during 2004; the Compensation Committee met two (2) times in calendar year 2004; and each of the Nominating Committee and the Ethics and Governance Committee met once during 2004.
      All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

      Any shareholder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director) c/o The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.
      It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of shareholders. The 2004 annual meeting was attended by all but one of the incumbent directors.
      The Company has adopted a worldwide Code of Ethics which is available on the Company’s website at www.allieddefensegroup.com.
Report of the Audit Committee
      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.
      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.
      In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditors to review and discuss annual and quarterly financial statements incorporated in the Company’s Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90.
      The Board of Directors has determined that each member of the Audit Committee is “independent” as defined under the rules of the AMEX.
      With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with the auditors matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also reported to the Board, subject to stockholder approval, on the selection of the Audit Company’s independent auditors.
      This report is submitted by the Audit Committee of the Board of Directors:
Clifford C. Christ
Harry W. Warner
Ronald H. Griffith
Gilbert F. Decker

Compensation Committee Report on Executive Compensation
      The following report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graphs by reference therein.
      The Compensation Committee of the Board of Directors is responsible for determining compensation and benefits for our executive officers and administering the 2001 Equity Incentive Plan. The Compensation Committee also reviews the compensation of the presidents/general managers of our operating units.
      As a general matter, the Compensation Committee seeks to formulate compensation plans that enable the Company to attract and retain the highly qualified employees necessary to enable it to compete successfully. The Compensation Committee also seeks to align the financial interest of the Company’s employees with those of its stockholders by linking a portion of each executive’s compensation to the achievement of financial and operational objectives.
      The Company’s compensation program for executives consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	periodic stock incentives/rewards.
      The Compensation Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus and stock incentives/rewards.
      Base Salary — Base salaries for each of the Company’s executives are determined by the executive’s responsibilities and performance as well as comparative compensation levels for the executive’s peers. The base salary for the Company’s Chief Executive Officer, including periodic changes thereto, is determined by the Compensation Committee. The base salaries for the Company’s other executive officers, including periodic changes thereto, are determined by the Compensation Committee following recommendations by the Chief Executive Officer. The Company periodically surveys the marketplace to determine comparable salary levels. In addition, in late 2004, the Compensation Committee engaged an independent consultant to study and evaluate the compensation paid to the Company’s executives. This study compared our executive compensation with the compensation paid to the companies listed as our “peer group” in this proxy statement under “Performance Graph” and other companies selected by our consultant for comparison.
      Annual Bonus — The employment agreement of each executive officer establishes a maximum annual bonus as a percentage of the executive’s annual salary. The percentages range from 25% for certain executive officers to 50% for the Chief Executive Officer. Annual bonuses are paid to executive officers of the Company in cash based upon achievement of management performance objectives. The objectives vary depending upon the executive’s responsibilities and include objectives based upon the Company achieving certain earnings targets as well as other financial and business objectives. The objectives are generally weighted with the most significant factor(s) being net income (for the presidents/general managers of the operating units) or earnings per share (for the CEO and the other Company executives). The Committee evaluates achievement of the objectives following the end of each year and makes the annual bonus awards based on this assessment and recommendations from the Chief Executive Officer with respect to other executive officers. The Compensation Committee is considering the possibility of providing that a portion of the annual bonus be paid in the form of restricted common stock.

      Stock Incentives/ Awards — The final component of the Company’s executive compensation program is the periodic grant of stock options and/or stock awards. In recent years, the Company generally has issued stock options to its executive officers when they joined the Company, in connection with a significant promotion within the Company and/or as a reward following excellent performance. The number of options granted has been based on the level of responsibility, Company performance and individual performance. Stock option grants have also been structured to induce the executive to remain in the employment of the Company by including incremental vesting provisions which permit exercise only after satisfaction of minimum tenure requirements. In view of the impending requirement to expense stock option grants, the Committee is evaluating the possible substitution of restricted stock awards for stock options. In addition, the Compensation Committee is working with an independent consultant to structure an appropriate long term incentive performance plan which would replace the ad hoc periodic issuances of stock options/stock grants. The plan currently under consideration would provide key management personnel stock grants if and only if the Company achieves mutli-year performance goals.
      Executive officers may also participate in the Company’s Employee Stock Purchase Plan, which enables them, as well as all full-time employees, to purchase shares of Company common stock at a discount to fair market value.
      As described in the Company’s Annual Report on Form 10-K, the Company was required to change its method of accounting for foreign currency exchange contracts for the 2001-2004 period. The Company has historically utilized hedge accounting but was required to switch to derivative accounting due to a failure to properly test/document certain aspects of its foreign exchange contracts. This had the effect of increasing the earnings previously reported for 2002, decreasing the earnings previously reported for 2003 and decreasing the previously reported quarterly earnings for 2004. The change in accounting had no effect on the Company’s cash position. As is further described in the Form 10-K, the Company has already taken the steps to return to hedge accounting, the accounting method which the Company believes best portrays its performance, for future foreign exchange contracts.
      The management performance objectives for 2004 were formulated assuming the Company would report based upon hedge accounting. Accordingly, the Compensation Committee used the pro-forma financial results for 2004, as set forth in the Form 10-K, to measure compliance with the management performance objectives for purposes of awarding annual bonuses for 2004 performance. As a result, the executive management team was awarded bonuses for 2004 performance under their respective employment agreements. No stock awards were made for 2004 performance to such executive officers.
      Mr. Meyer was elected Chief Executive Officer of the Company effective June 1, 2003. In connection with his assumption of the duties of the Chief Executive Officer, Mr. Meyer’s annual base salary was increased to $270,000 and he was awarded stock options for 70,000 shares of the Company’s common stock. Due in part to the recently-concluded independent compensation study, Mr. Meyer’s annual base salary has been increased to $305,000.
      The Compensation Committee evaluated Mr. Meyer’s 2004 performance in early 2005 and awarded him a $135,000 bonus based upon his achievement of his annual performance objectives. This represents 100% of the maximum bonus payable to Mr. Meyer under his employment agreement. The Company’s pro-forma earnings per share for 2004 exceeded the target earnings per share set forth in Mr. Meyer’s management performance objective and Mr. Meyer achieved his non-financial management performance objectives, including finalizing a domestic senior loan facility. No stock options/grants or other equity-based awards were granted to Mr. Meyer with respect to 2004 performance.
      This report is submitted by the Compensation Committee of the Board of Directors:
Harry H. Warner
Ronald H. Griffith
Gilbert F. Decker

EXECUTIVE AND BOARD COMPENSATION
Compensation of Executive Officers
      The following table sets forth information concerning all compensation paid for services rendered in all capacities to the Company and its subsidiaries during the years ended December 31, 2004, 2003 and 2002 to the chief executive officer of the Company and to other executive officers of the Company whose total annual salary and bonus exceeds $100,000:
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
					Underlying
				Other Annual	Options/	All Other
Name and Principal Position	Year	Salary	Bonus(8)	Compensation(9)	SARs (#)	Compensation

John G. Meyer, Jr.,	2004	$270,000	$135,000	3,564	—	—
Chief Executive Officer	2003	$243,333	$85,167	2,322	70,000	—
	2002	$196,667	$58,625	2,322	40,000	—

Monte L. Pickens,	2004	$185,000	$69,942	2,322	—	—
Executive Vice President	2003	$175,000	$58,583	1,548	40,000	—

Charles A. Hasper,	2004	$180,000	$74,550	1,242	—	—
Treasurer and Chief	2003	$163,500	$40,425	810	—	—
Financial Officer	2002	$160,000	$49,008	810	40,000	—

Wayne Hosking, Vice	2004	$123,141	$63,099	355	40,000	—
President

(8)	Bonuses approved, on an annual basis, by the Compensation Committee.

(9)	Includes premiums on life insurance policies.
OPTIONS GRANTS IN LAST FISCAL YEAR
      The following table contains information concerning the stock option grants made to each of the named executive officers for the fiscal year ended December 31, 2004:

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
	Individual Grants				Option Term(1)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Wayne Hosking	40,000	100%	$20.43	04-30-09	225,777	498,909

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rule. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTIONS EXERCISED IN LAST
FISCAL YEAR AND FISCAL YEAR-END VALUES
      The following table sets forth information concerning option exercise and option holdings by each of the named executive officers for the fiscal year ended December 31, 2004:

			Number of Securities		Value of Unexercised
			Underlying/Unexercised		In-the-Money Options/SARs
	Shares		Options/SARsValue		at FY-End ($)(2)
	Acquired on	Value
Name	Exercise (#)	Realized(1)	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable

John G. Meyer, Jr.	—	—	86,666	63,334	$733,516	$399,484
Monte L. Pickens	—	—	16,000	24,000	$117,600	$176,400
Charles A. Hasper	27,734	$203,133	25,932	21,334	$151,702	$183,924
Wayne Hosking	—	—	8,000	32,000	$14,560	$58,240

(1)	Represents the closing price per share on the date the option was exercised less the option exercise price multiplied by the number of shares acquired upon exercise.

(2)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $22.25 on the last trading day of the fiscal year as reported on the AMEX.
Director Compensation
      Mr. Meyer receives no additional compensation for serving as a director. Each other director (an “Outside Director”) is compensated for service at the annual rate of $24,000 in cash and $36,000 in Allied stock. The Outside Directors are allowed to defer receipt of the cash and/or the Allied stock until they retire from the Allied board. As Chairman Emeritus, Mr. Sculley is entitled to an additional $500 per month. As Chairman of the Board, General Peay is entitled to the same cash and stock-based compensation as paid to non-employee members of the Board of Directors plus (i) an additional $1,000 per month and (ii) reimbursement of annual premiums paid on a $1 million life insurance policy, together with all applicable income taxes. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their service.
      In 1992, the Board of Directors of Allied adopted the Outside Directors Retirement Plan (the “Directors Retirement Plan”) to provide retirement benefits for long-standing Outside Directors. Under the Directors Retirement Plan, Outside Directors are eligible for a retirement benefit if they retire from the Board and have served as a member of the Board for a minimum of five (5) years. An eligible Outside Director who retires from the Board is entitled to receive, commencing on the last day of the first month following the month in which the director attains age seventy (70), monthly payments equal to the monthly cash compensation received from Allied at the time the director terminated service in such capacity. Such payments will cease upon the earlier of the expiration of a period of time equivalent to the period of time the director served as a member of the Board or the death of the director. The Directors Retirement Plan was suspended in 2001. Messrs. Christ, Warner and Sculley are entitled to receive benefits under the Plan upon their retirement from the Board for prior service. No further benefits have accrued or will accrue under the plan since its suspension in 2001.
      In 2004, Mr. Sculley was paid approximately $80,000 in satisfaction of his post-employment severance entitlement. Mr. Sculley is entitled to annual payments of $80,000 through 2005.

Employment Contracts and Change-In-Control Agreements
      Mr. Meyer’s employment agreement provides for an annual salary of $305,000 and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Meyer’s employment, he will be entitled to receive his annual salary for up to three (3) years following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Meyer.
      Mr. Pickens’ employment agreement provides for an annual salary of $210,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Pickens’ employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Pickens.
      Mr. Hasper’s employment agreement provides for an annual salary of $195,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hasper’s employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hasper.
      Mr. Hosking’s employment agreement provides for an annual salary of $170,000 and the potential to earn an annual bonus up to 35% of the annual salary upon satisfaction of certain performance standards. Upon certain terminations of Mr. Hosking’s employment, he will be entitled to receive his annual salary for one year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of Mr. Hosking.
      Mr. Sculley’s employment with Allied terminated in September, 1999. He is entitled to post-employment payments of $80,000 per year through 2005. Such amounts are subject to acceleration upon a change of control of Allied.
      In June, 2001, the Board of Directors of Allied adopted a new stockholder rights plan (the “Rights Plan”). The Rights Plan provides each stockholder of record on a dividend distribution one “right” for each outstanding share of Allied’s common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 15% or more of Allied’s common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 15% or more of the outstanding common stock of Allied. All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on May 31, 2011. Each right entitles a stockholder to acquire at a stated purchase price, 1/100 of a share of Allied’s preferred stock which carries voting and dividend rights similar to one share of its common stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of Allied’s common stock (or in certain circumstances, cash, property or other securities of Allied) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Plan. At the discretion of a majority of the Board and within a specified time period, Allied may redeem all of the rights at a price of $.01 per right. The Board may also amend any provisions of the Rights Plan prior to exercise.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of Allied consists of Messrs. Harry W. Warner and Ronald G. Griffith and Gilbert F. Decker. J. R. Sculley, a former Chairman of the Board and President of Allied, also served on the Compensation Committee in 2003.

Section 16(a) Beneficial Ownership Regarding Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely upon on a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2004 and (ii) certain written representations of its officers and directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2004 was filed in a timely manner except that a stock sale transaction by Mr. Hasper was not reported on a timely-filed Form 4, but such transaction was subsequently reported on Form 5, and all transactions are reflective in this proxy statement.

PERFORMANCE GRAPH
      The following graph assumes $100 was invested on December 31, 1999 in The Allied Defense Group, Inc. common stock, the S&P 500 Index and a peer group of companies. It compares the cumulative total return on each, assuming reinvestment of dividends, for the five-year period ended December 31, 2004.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
ASSUMES INITIAL INVESTMENT OF $100
DECEMBER 2004
      Allied Defense: Represents The Allied Defense Group, Inc. common stock’s cumulative return over the past five years including reinvestment of dividends.
      S&P 500: Represents the S&P 500 Index’s cumulative return over the past five years including reinvestment of dividends.
      Peer: Represents the comparable peers’ cumulative return over the past five years including reinvestment of dividends.
      The peer group consists of the following companies:

•	Alliant Techsystems (ATK)

•	CACI International, Inc. (CACI)

•	Cubic Corporation (CUB)

•	Armor Holdings, Inc. (AH)

•	CompuDyne Corporation (CDCY)

•	Esterline Technologies (ESL)

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year’s annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, no later than January 3, 2006, in order to be included in the Company’s proxy statement and proxy relating to that meeting. The Company’s by-laws provide that any stockholder wishing to nominate a director at the annual meeting must do so in writing delivered to the Company at least fourteen (14) days and not more than fifty (50) days prior to the annual meeting. For further details, please see the discussion under Proposal One hereof.
ANNUAL REPORT
      A copy of Allied’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
      The Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2005. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, excluding exhibits. Please send a written request to Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, or complete the request form on the investor relations page of the Company’s website at www.allieddefensegroup.com.
OTHER BUSINESS
      The Board of Directors is not aware of any business requiring a vote of the stockholders to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors,

John G. Meyer, Jr.
President and Chief Executive Officer
Dated: May 12, 2005
      YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

ATTACHMENT A
TO PROXY STATEMENT
AMENDMENT NO. 3
TO
2001 EQUITY INCENTIVE PLAN
      This Amendment No. 3 to the 2001 Equity Incentive Plan (this “Amendment”) is made as of this 8th day of March, 2005.
RECITALS
      The Board of Directors of The Allied Defense Group, Inc. (the “Company”) adopted the 2001 Equity Incentive Plan (the “Plan”) in January, 2001. The stockholders of the Company approved the Plan in June, 2001. The Board of Directors and the stockholders amended the Plan in 2002 and in 2003.
      The Board of Directors of the Company has determined that it is advisable to increase the maximum number of shares available for issuance under the Plan from 740,000 to 990,000. On the date hereof, the Board of Directors authorized the adoption of this Amendment subject to the approval of the stockholders of the Company.
      NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

1.	The foregoing Recitals are incorporated herein by reference.

2.	The first sentence of Section 1 of Article 4 of the Plan is amended by deleting the number “740,000” therein and substituting in lieu thereof the number “990,000”.

3.	In all other respects, the Plan is ratified and confirmed and shall continue in full force and effect.

4.	This Amendment shall become effective upon approval by the stockholders of the Company as long as approval occurs no later than July 31, 2005.

A-1

If no direction is made, this proxy will be voted FOR Items 1 and 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

ITEM 1:	ELECTION OF DIRECTORS			ITEM 2:	APPROVAL OF AMENDMENT OF 2001 EQUITY INCENTIVE PLAN			ITEM 3:	IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

	Nominees:	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
	01 J.H. Binford Peay, III	☐	☐		☐	☐	☐
02 J.R. Sculley
03 Clifford C. Christ
04 Harry H. Warner
	05 Ronald H. Griffith 06 Gilbert F. Decker 07 John G. Meyer, Jr.							If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	WILL ATTEND ☐

Withheld for the nominees you list below (Write that nominee’s name in the space provided below.)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

PROXY

THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

THE ALLIED DEFENSE GROUP, INC

     The undersigned hereby appoints J.H. Binford Peay, III and Ronald H. Griffith and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of The Allied Defense Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 17, 2005, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your The Allied Defense Group, Inc account online.

Access your The Allied Defense Group, Inc shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for The Allied Defense Group, Inc, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Obtain a duplicate 1099 tax form
•	View book-entry information	•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Dear Shareholder(s):

Enclosed you will find material relative to the Company’s Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is very important to us. We look forward to hearing from you.

The Allied Defense Group, Inc.